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                                                                   Exhibit 10.01

                             MACROVISION CORPORATION
                            SEPARATION DATE AGREEMENT

     THIS AGREEMENT is made and entered into as of December 3, 2004, by and between Macrovision Corporation, a Delaware corporation (the "Company") and Ian
R. Halifax ("Executive").

     WHEREAS, Executive has advised the Company that he is voluntarily terminating his employment with the Company to take an executive position with another employer; and

     WHEREAS, Executive and the Company have agreed upon the date through which Executive is to continue in employment with the Company and the compensation for such continued employment;

     NOW, THEREFORE, the Company and Executive agree as follows:

     1. SEPARATION DATE. Executive's last day of employment with the Company shall be January 14, 2005, and Executive shall perform his duties as the Company's chief financial officer through such date.

     2. 2004 EIP. In consideration for Executive's continued employment through the date specified above, the Company shall pay to Executive (in addition to his base salary and other regular compensation through such date) 100% of his Executive Incentive Plan ("EIP") target bonus for fiscal year 2004, which payment shall be made on or before March 15, 2005, when the Company makes EIP payments to its executives generally.

     3. ARBITRATION. The arbitration procedures set forth in the Executive Severance and Arbitration Agreement dated June 24, 2002 between the Company and Executive shall apply to this Agreement.

     4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard or reference to the rules of conflicts of law that would require the application of the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, effective as of the date set forth in the first paragraph hereof.

MACROVISION CORPORATION                     EXECUTIVE


By     /s/ William A. Krepick                    /s/ Ian Halifax
  ---------------------------------         ------------------------------------
       William A. Krepick                   IAN HALIFAX
       Chief Executive Officer